EXHIBIT 3.1.1

DEAN HELLER Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Entity#
E0822942006-6
Document Number:
20060721766-77

ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)	Date Filed 11/1/2006 7:07:43 AM In the office of: /s/ Dean Heller Dean Heller Secretary of State

1.	Name of Corporation:	RIVER EXPLORATION, INC.

2.	Resident Agent	STATE AGENT AND TRANSFER SYNDICATE, INC.
	Address:	112 NORTH CURRIE STREET
	Name and Street	CARSON CITY, NEVADA 89703-4934

3.	Shares:	Number of shares with par value: 75,000,000
Par value: $.001 Number of shares without par value:

4.	Names &	1.	ANDREW AIRD
	Addresses		112 NORTH CURRIE STREET
	Of Board of		CARSON CITY, NV 89703-4934
Directors/Trustees:
		2.	ANDREW AIRD
112 NORTH CURRIE STREET
CARSON CITY, NV 89703-4934

		3.	ANDREW AIRD
112 NORTH CURRIE STREET
CARSON CITY, NV 89703-4934

5.	Purpose:	The purpose of the Corporation shall be:

6.	Names, Addresses	Melissa Wynott for State Agent and Transfer
	and Signature of	Syndicate, Inc.
	Incorporator.	112 NORTH CURRIE STREET /s/ Melissa Wynott
CARSON CITY NV 89703-4934

7.	Certificate of	I hereby accept appointment as Resident Agent for
	Acceptance of	the above named corporation.	NOV. 1, 2006
	Appointment of	/s/ Melissa Wynott	Date
	Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A.
Company

Addendum to the
ARTICLES OF INCORPORATION
OF
RIVER EXPLORATION, INC.

PARAGRAPH THREE SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as proved by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT
ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

PARAGRAPH NINE
AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.